Exhibit 99.1

Century Therapeutics Appoints Accomplished Biotechnology Leaders Dr. Han Lee and Dr. Martin Murphy to Board of Directors

PHILADELPHIA, Dec. 9, 2025 -- Century Therapeutics, Inc. (‘Century’, NASDAQ: IPSC), a biotechnology company developing induced pluripotent stem cell (iPSC)-derived cell therapies for autoimmune diseases and cancer, today announced the appointments of Han Lee, Ph.D., M.B.A., and Martin Murphy, Ph.D., to its Board of Directors. As part of their appointments, Dr. Lee will serve as a member of the Audit and the Compensation Committees and Dr. Murphy will serve as a member of the Compensation and the Nominating and Corporate Governance Committees.

“We are pleased to welcome Dr. Lee and Dr. Murphy to our Board at an important time for Century as we execute with discipline and focus to bring our most differentiated iPSC-derived cell therapy programs, including CNTY-813 as a potentially curative, off-the-shelf investigational treatment for type 1 diabetes, closer to patients living with high-impact diseases,” said Brent Pfeiffenberger, Pharm.D., Chief Executive Officer of Century Therapeutics. “With Dr. Lee’s extensive capital formation and corporate development leadership experience and Dr. Murphy’s extensive experience in life science investment, company creation and strategic oversight of successfully evolving companies across the public and private sectors, we look forward to benefitting from their combined expertise and contributions as we move with urgency to bring our lead pipeline candidates into the clinic and deliver significant value for patients and stakeholders.”

Dr. Han Lee most recently served as President and Chief Financial Officer of ImmPACT Bio, Inc., a privately-owned clinical-stage biotechnology company, which was recently acquired by Lyell Immunopharma in 2024. Prior to ImmPACT, he served in the position of Chief Financial Officer at Neogene Therapeutics, Inc. and, before that, at Arcellx, Inc. Earlier in his career, Dr. Lee worked in corporate development and ventures at AstraZeneca plc. He holds a Ph.D. in genetics and an M.B.A., both from Yale University, and a B.A. in molecular cell biology, with a genetics emphasis, and a minor in chemistry from the University of California, Berkeley.

Dr. Martin Murphy currently holds various board chair and director positions at several organizations, including Synairgen plc, Cora Biosciences Limited and Legal & General UK Universities Ventures LP. Previously, he served as co-founder of Syncona Limited and Chief Executive Officer and investment committee chair of Syncona Investment Management Limited. Prior to Syncona, Dr. Murphy served in roles of increasing responsibility at MVM Life Science Partners LLP, 3i Group plc and McKinsey & Company. He holds a Ph.D. from the University of Cambridge and an M.A. in biochemistry from the University of Oxford.

About Century Therapeutics

Century Therapeutics (NASDAQ: IPSC) is a biotechnology company advancing a pipeline of induced pluripotent stem cell (iPSC)-derived cell therapies with the potential to meaningfully address autoimmune diseases and cancer. The company’s therapies are derived from its iPSC cell foundry and leverage its novel immune evasion engineering technology, Allo-Evasion™. Century believes its approach to developing off-the-shelf cell therapies will expand patient access and provide advantages over existing cell therapies which will ultimately advance the course of care. For more information on Century Therapeutics, please visit www.centurytx.com and connect with us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements our timing and expectations regarding our preclinical and clinical development programs, including their planned development, therapeutic potential and market opportunity. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among others: our ability to successfully advance our current and future product candidates through development activities, preclinical studies, and clinical trials; our ability to meet development milestones on anticipated timelines; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials, which may not be predictive of final results or the results of later-stage clinical trials; our ability to obtain clearance of our future IND or CTA submissions and commence and complete clinical trials on expected timelines, or at all; our reliance on the maintenance of certain key collaborative relationships for the manufacturing and development of our product candidates; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; the impact of geopolitical issues, trade disputes and tariffs, banking instability and inflation on our business and operations, supply chain and labor force; the performance of third parties in connection with the development of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers and manufacturers; our ability to successfully commercialize our product candidates and develop sales and marketing capabilities, if our product candidates are approved; our ability to recruit and maintain key members of management and our ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

For More Information:

Century Therapeutics

Douglas Carr

Senior Vice President, Finance

investor.relations@centurytx.com

JPA Health

Sarah McCabe

smccabe@jpa.com